UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 24, 2010

Genesee & Wyoming Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31456	06-0984624
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

66 Field Point Road Greenwich, Connecticut	06830
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 629-3722

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As previously disclosed, Genesee & Wyoming Inc. (the “Company”) entered into a Business Sale Agreement, dated as of June 9, 2010, as amended (the “BSA”), with FreightLink Pty Ltd (“FreightLink”) (receivers and managers appointed), Asia Pacific Transport Pty Ltd (receivers and managers appointed) (“APT”) and the other APT joint venture sellers (together with FreightLink and APT, “FL”) and the Company’s wholly owned subsidiary GWA (North) Pty Ltd (“North”). On November 24, 2010, the parties to the BSA entered into the Deed of Amendment and Acknowledgement to the Business Sale Agreement (“Deed of Amendment”), which formalized various immaterial amendments and waivers under the BSA and updated the transfer mechanics by which the transfer or replacement of various rights, sub-leases and contracts will occur between FL and North. In addition, the Deed of Amendment (a) established the completion date as December 1, 2010; (b) clarified the purchase price (as adjusted under the terms of the Business Sale Agreement) at A$332 million, which provides for the payment and reimbursement between the parties of agreed upon capital expenditure items, and certain pre-payments made by the Sellers before completion; (c) removed the requirement to transfer certain contracts which are no longer required or which have now terminated or expired; and (d) implemented other administrative changes to the Business Sale Agreement.

A copy of the Deed of Amendment is included as an exhibit to this Form 8-K and is incorporated by reference into this Item 1.01. The foregoing summary of certain provisions of the Deed of Amendment is qualified in its entirety by reference thereto.

Item 2.01	Completion of Acquisition or Disposition of Assets

On December 1, 2010, the Company completed the acquisition of FreightLink. Pursuant to the BSA, North acquired FreightLink’s freight rail business between Tarcoola, South Australia and Darwin in the Northern Territory of Australia, certain material contracts, equipment and property leases, as well as FreightLink’s goodwill, intellectual property, plant, equipment and business inventory for A$332 million (US$319 million at current exchange rates) plus the assumption of debt with a carrying value of A$1.8 million (US$1.7 million at current exchange rates). In addition, the Company will incur transaction-related expenses of approximately A$24 million (US$23 million at current exchange rates) in the fourth quarter of 2010, principally related to the payment of stamp duty (an Australian asset transfer tax).

The Company’s subsidiary, Genesee & Wyoming Australia Pty Ltd (“GWA”), has managed FreightLink’s freight rail services since FreightLink’s inception in 2004 and currently provides the majority of FreightLink’s crews, manages FreightLink’s train operations and also leases locomotives and wagons to FreightLink.

The Company financed the purchase through a combination of cash on hand and by borrowing a total of US$193.1 million (at current exchange rates) under its Credit Agreement (as described below). See Item 2.03 below for additional information on the Company’s Credit Agreement and borrowings thereunder.

The Company issued a press release announcing the completion of the acquisition. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant

Effective as of December 1, 2010, the Company financed the purchase of FreightLink by borrowing US$100.0 million and A$97.0 million (US$93.1 at current exchange rates), through a Domestic Borrower and its Australian Borrower, respectively, under its Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of August 8, 2008, as amended (the “Credit Agreement”), among (a) the Company and RP Acquisition Company Two, a Delaware corporation (“RP” and, together with the Company, the “Domestic Borrowers”), (b) Quebec Gatineau Railway Inc., a corporation constituted under the laws of Quebec, Canada (the “Canadian Borrower”), (c) GWA, a proprietary limited company incorporated under the laws of Australia (the “Australian Borrower”), (d) Rotterdam Rail Feeding, B.V., a private limited liability company constituted under the laws of the Netherlands (the “European Borrower” and, together with the Domestic Borrowers, the Canadian Borrower and the Australian Borrower, the “Borrowers”), (e) the Guarantors named therein, (f) Bank of America, N.A., a national banking association, and the other lending institutions party to the Credit Agreement, and (g) Bank of America, N.A., as administrative agent for itself and such lending institutions. For a description of the material terms and conditions of the Credit Agreement, please see the Company’s Form 8-K filed with the US Securities and Exchange Commission on August 8, 2008.

On November 29, 2010, a subsidiary of the Company, RP, entered into an Australian Dollar / U.S. Dollar cross currency swap agreement (the “Swap”), effective as of December 1, 2010, which Swap effectively converts RP’s US$100 million borrowings into an A$105 million based borrowing to better match liabilities with Australian dollar generated cash flows. On a quarterly basis the Swap requires RP to pay AUD BBSW plus 3.125% and allows RP to receive US LIBOR plus 2.48%. The Swap expires on December 1, 2012.

Certain of the lenders under the Credit Agreement, or their affiliates, have provided, and may in the future from time to time provide, certain commercial and investment banking, financial advisory and other services in the ordinary course of business for the Company and its affiliates, for which they have in the past and may in the future receive customary fees and commissions.

Item 9.01	Financial Statements and Exhibits

d) Exhibits.

10.1	Deed of Amendment and Acknowledgement to the Business Sale Agreement.

99.1	Press release, dated December 1, 2010, announcing the completion of the acquisition of FreightLink Pty Ltd.

Forward Looking Statement

Certain statements in this report that discuss the Company’s expectations are forward-looking statements within the meaning of the federal securities laws and are based upon the Company’s current belief as to the outcome of future events. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. The Company cautions investors and potential investors not to place undue reliance on such statements and disclaims any intention to update the current expectations or forward-looking statements contained in this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESEE & WYOMING INC.

By:	/S/ ALLISON M. FERGUS
Allison M. Fergus Secretary

Date: December 1, 2010